Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.7

OEM SUPPLY AGREEMENT

(the “Agreement”)

Agreement made as of January 19, 2018

between

QIAGEN GmbH, [**]

(hereinafter to be referred to as the “Vendor”)

and

Sophia Genetics SA, Rue du Centre 172, CH-1025 Saint-Sulpice, Switzerland (hereinafter to be referred to as the “Purchaser”).

WHEREAS QIAGEN is skilled and experienced in the development, manufacture and marketing of certain amplification technologies including library amplification kits applied for Next Generation Sequencing Technologies for the research and diagnostic markets;

WHEREAS the Purchaser wishes to purchase from the Vendor certain products as defined herein for distribution in combination with the Purchaser’s end product (“the Combined Product”) and the Vendor is willing to supply and sell the same to the Purchaser on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereby agree as follows:

In consideration of the appointment and the promises herein contained, the Vendor and the Purchaser (in the following also referred to as “Parties”) agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement, each of the terms listed below has the following meaning:

Section 1.1. Affiliate. The term “Affiliate” shall mean any corporation, partnership or other business organization which either Party directly or indirectly controls or any company by which either Party is controlled by or is under common control with or any organization the majority ownership of which is directly or indirectly common to the majority ownership of a Party hereto. For the purpose of this Agreement “control” shall mean the holding of 50% (fifty percent) or more of the voting stock or other ownership interests of the corporation or business entity involved.

Section 1.2. Calendar Year. The term “Calendar Year” shall mean a period from January 1st until December 31st of each year.

Section 1.3. Products. The term “Products” (or “Product”) shall mean the goods of Vendor as listed in Schedule A of this Agreement.

Section 1.4. Purchaser Product. The term “Purchaser Product” shall mean Sophia Genetics’ bundle solutions, combining capture-based next-generation sequencing assays with SOPHiA™ artificial intelligence to enable superior detection of genomic variants.

Section 1.5. Combined Product. The term “Combined Product” shall mean the combined product consisting of Product and the Purchaser Product.

Section 1.6. Denied Transaction. The term “Denied Transaction” shall have the meaning as set forth in Section 2.3

Section 1.7. Effective Date. The term “Effective Date” shall mean the date first written above.

Section 1.8. FCPA. The term “FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 1.9. Public Official. The term “Public Official” shall mean official or employee of any governmental authority or instrumentality, or of a public international organization, or of any agency or subdivision thereof, or to any political party or official thereof or to any candidate for political office.

Section 1.10. Forecast. The term “Forecast” shall have the meaning set forth in Section 2.10.

Section 1.11. OEM Customers. The term “OEM Customers” shall mean [**].

Section 1.12. Recall. The term “Recall” shall mean a recall, field alert, stock recovery, product withdrawal, field correction or other similar corrective action relating to a Product.

Section 1.13. Specifications. The term “Specifications” shall mean the specifications described in Schedule D to this Agreement.

Section 1.14. Trade-Marks. The term “Trade-Marks” shall mean the trade symbols and marks used by Vendor during the term of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 1.15. Territory. The term “Territory” shall mean the territories of the following countries: worldwide with the exception of the United States of America until October 4th, 2017, thereafter worldwide. For clarity: from October 5th , 2017, on the territory will mean worldwide.

ARTICLE 2

DISTRIBUTION

Section 2.1. Distribution Right. QIAGEN hereby grants the Purchaser the exclusive right to resell the Product in conjunction and repackaged as described in Schedule C with Purchaser Product in the Territory. For clarity: The Product in its contemplated form, meaning with label stating that the product is manufactured for Sophia Genetics will be supplied exclusively to Sophia Genetics and not sold to any other customer with such label. The distribution right is limited to the sale to end-users and the Purchaser’s distributors and shall not include sales to third parties with the intention to use the Combined Product for OEM purposes and Denied Transactions. For clarity purpose, Vendor does not grant any other distribution right, neither non-exclusive nor exclusive, for any other Vendor product to Purchaser. A breach of the restriction set forth in this Section 2.1 the Purchaser shall be considered a material breach of this Agreement.

Section 2.2. Resale. The Purchaser will resell the Product only in conjunction and repackaged as described in Schedule C with Purchaser Product as Combined Product. In no case will the Purchaser resell the Product as stand-alone item or single items of the Product only, except for product replacements, quality control, and any other special circumstance that requires stand-alone product, which shall be discussed in good faith by the Parties. A breach of this provision by the Purchaser shall be considered a material breach of this Agreement.

Section 2.3. Compliance.

(a) The Purchaser shall comply with all applicable customs and export control regulations. In particular, without limitation, the Purchaser shall refrain from any transactions in relation to the goods delivered by the Vendor which would violate any sanctions, embargoes or foreign trade restrictions issued by European Community or the Unites States of America or any applicable national export law (referred to as “Denied Transaction”) A breach of this obligation by the Purchaser shall be considered a material breach of this Agreement.

(b) The Purchaser is also responsible for compliance with all other laws and regulations, regulatory requirements, guidelines and decisions of judicial or regulatory bodies which may apply to the distribution of the Product in conjunction with the Purchaser Product in the Territory. The Purchaser will ensure that the distribution of the Product in conjunction with the Purchaser Product in the Territory will not infringe on any patent and other proprietary rights of Third Parties. A breach of this obligation by the Purchaser shall be considered a material breach of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 2.4. Regulatory Approval of Product. The Vendor provides the Product for sale in the research market. The Vendor does not manufacture the Product in accordance with GMP requirements unless explicitly agreed between the Parties in writing. The Purchaser will be solely responsible for obtaining any regulatory approval that may be required for marketing of the Combined Product (e.g. CE mark under IVDD requirements, FDA or equivalent). The Vendor will use commercially reasonable efforts to support the Purchaser in obtaining such regulatory approval, provided that such efforts shall be compensated by the Purchaser on commercial terms to be negotiated by the Parties in advance in good faith.

Section 2.5. Regulatory Approval of Combined Product. The Purchaser shall be the legal manufacturer of the Combined Product and shall be solely responsible for obtaining any regulatory approval that may be required.

Section 2.6. Labeling. Labeling of the Combined Product shall refer to the Purchaser as the legal manufacturer.

Section 2.7. Kit design. The kit design and packaging of all compounds is subject to Schedule C of this agreement.

Section 2.8. Promotional Materials. The Purchaser shall be solely responsible for the preparation of all its sales literature, advertising and promotional materials.

Section 2.9. Customer Technical Support. The Purchaser shall train its personnel and establish product information database such that the Purchaser can perform the technical support to its customers. The primary point of contact for the purposes of technical support to the Purchaser at QIAGEN Technical Support is the following e-mail address: [**].

Section 2.10. Supply Requirements.

(a) The Vendor shall use commercially reasonable efforts to manufacture and deliver those quantities of the Product duly forecasted by the Purchaser and to fill the Purchaser’s orders in excess thereof.

(b) The Purchaser shall provide the Vendor within [**] from execution of this Agreement with a 6-months’ monthly rolling written Forecast, setting out the Purchaser’s quarterly requirements of the Product. The Forecast for the immediately following quarter shall constitute a binding purchase obligation. The forecasted quantities for each quarter shall not deviate by more than [**] from the Forecast previously made for the respective quarter. Notwithstanding the foregoing the parties will meet at least once per quarter to discuss and, in case needed, adjust the rolling written Forecast. In case the Purchaser identifies a need to increase the Forecast by more than [**] from the previous Forecast, the Vendor will use commercial reasonable efforts to implement such changes within [**] from notification into the production.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(c) All purchase orders for Products received by the Vendor from the Purchaser are subject to acceptance by Vendor at Vendor’s office in Hilden, Germany, or, as the case may be at the office of an Affiliate of Vendor, which acceptance will not be unreasonably withheld. All purchase orders shall contain the purchase order number, the Product catalogue number, name and quantity (which shall not deviate from the forecasted quantities) and total purchase price of the Product in Swiss Francs (CHF).

(d) The Vendor shall use commercially reasonable efforts to deliver Product which is duly forecasted and ordered by the Purchaser within [**] of receipt of the purchase order from the Purchaser. The Vendor shall use commercially reasonable efforts to deliver Product which is not duly forecasted and ordered by the Purchaser within [**] of receipt of the purchase order from the Purchaser.

(e) Subsequent deliveries are dependent on the timely receipt of payment of the former deliveries as set forth in Section 2.14(g), even if the former payment is not yet due.

(f) Purchase Forecast. The Purchaser shall purchase from Vendor and maintain an inventory of such quantities of the Products (the “Minimum Purchase Forecast”) as agreed between the parties on an annual basis. For the avoidance of doubt, the Minimum Purchase Forecast shall be measured by invoice values. The first applicable Minimum Purchase Forecast for the calendar year 2018 are set forth in Schedule B.

(g) Failure to meet the Minimum Purchase Forecast. If the Purchaser does not place orders for the agreed upon Minimum Purchase Forecast of the Product in any individual year of the Agreement, the Purchaser will pay the difference in applicable price in a one-time payment within the last month of the respective calendar year. In case Purchaser fails to order at least [**] of the Minimum Purchase Forecast within [**], Vendor shall be entitled to terminate the Agreement on [**] notice.

(h) In case that the Minimum Purchase Forecast is overfulfilled within a Calendar Year the respective lower price tier will [**] (as exemplified in Schedule B, Example B).

Section 2.11. Reports.

(a) Purchaser shall promptly notify Vendor of any suspected infringement by any third party within the Territory of any patents relating to the Products and/or any of the Trade- Marks.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(b) Purchaser shall supply such information, as requested by Vendor, concerning any expenses of Purchaser, which Vendor has specifically approved as per Section 2.13 hereof.

Section 2.12. Non-Agency. At all times during the duration of the Agreement, Purchaser shall act as an independent contractor and neither shall the making of this Agreement nor the performance of any of the provisions thereof be construed to constitute Purchaser a commercial agent or legal representative of Vendor for any purpose, nor shall this Agreement be deemed to establish a Joint Venture or Partnership. Each purchase of the Products by Purchaser from Vendor pursuant to this Agreement, each sale of the Products made by Purchaser, and each Agreement or commitment made by Purchaser to any person, firm or corporation with respect thereto shall be made by Purchaser for its own account as principal and its own expense.

Section 2.13. Expenses. Except as provided elsewhere in this Agreement, or as the Parties may from time to time expressly agree in writing, Purchaser shall bear the entire cost and expense of its performance of this Agreement, including, but not limited to, bad debt expense, inventory losses, commissions and taxes. In no event shall Vendor be liable for any expenses incurred by Purchaser unless Vendor has specifically agreed, in writing, to pay such expenses.

Section 2.14. Price and Terms of Payment.

(a) The Products will be invoiced to Purchaser at the prices shown in Schedule A.

(b) All prices are understood to be CIP Roermond (Incoterms 2010). Shipment costs will be borne by the Purchaser per pricelist shown in Schedule E. At request of the Purchaser, the Vendor will deliver the Product to a carrier for shipment to the destination indicated by the Purchaser at the Purchaser’s risk and cost.

(c) All Prices are exclusive of VAT and other taxes imposed by any government authority, all of which costs and taxes shall be borne by the Purchaser. In the event the Vendor is required to prepay any such tax or fee, the Purchaser will reimburse the Vendor promptly upon receipt by the Purchaser of documentation reasonably acceptable to the Purchaser supporting the Vendor’s prepayment. When applicable, any such charges shall be stated as separate line items the Vendor’s invoice(s).

(d) The Price set forth in Schedule A shall be firm until the end of 2018. Thereafter, the Price will be adjusted [**]. The Vendor will use reasonable commercial efforts not to [**]. In case increases in raw material costs and/or other production related costs causing [**], the Vendor will [**] to the Purchaser. Based on such provided evidence the parties will negotiate in good faith and mutually agree upon the adjusted Price.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(e) Until December 31st 2017 the price of the product is [**]. In case a higher price was invoiced for product in 2017 the difference between the prices will be applied as price reduction to the next invoiced order from signature of this Agreement.

(f) The parties do agree upon [**] payable by Purchaser, which will be aliquoted as [**] to the [**]. In the case the Purchaser fails to order [**] within [**] of the agreement a [**] will be invoiced separately with a single invoice.

(g) Each payment by Purchaser is to be made in Swiss Francs (CHF), within [**] upon date of invoice. Any late payments will bear a default interest of [**] per month. Further, [**].

ARTICLE 3

GENERAL PROVISIONS

Section 3.1. Certificate of Analysis. For custom products only: The Vendor shall send an electronic copy of a Certificate of Analysis with each lot of Product delivered. No special testing shall be required for the Product. An example of the Certificate of Analysis is enclosed in Schedule D.

Section 3.2. Entry Inspection. In the event that the delivered Product fails to comply with the Specifications described in Schedule D at the time of its receipt by the Purchaser or in the event that any delivered quantity of Product falls short of the ordered quantity, the Purchaser shall notify the Vendor in writing within a period of [**] from receipt of the respective delivery of Products. Hidden defects, such as but not limited to functional underperformance or unusual product decay over time, which could not be detected in an appropriate entry inspection, shall be notified to the Vendor within [**] of detection, however not later than [**] after receipt of the respective shipment of the Products. The Vendor shall without undue delay replace nonconforming Products or make up the shortage as the case may be, at the expense of the Vendor, or, at the Vendor’s option, refund the price of such Products or give the Purchaser a credit equal to the price of such Products provided that the Purchaser has already paid for such Product. If so directed by the Vendor, the Purchaser shall at the Vendor’s expense return nonconforming Products to the Vendor’s manufacturing facilities, using such carrier and such delivery dates and terms as the Vendor may reasonably specify. In the event of a dispute between the parties regarding conformance to the Specifications, the Purchaser shall submit the Product to an independent third party laboratory (the “Laboratory”) to be mutually agreed upon by the Parties for testing. The Laboratory shall render its determination as arbitral expert (Schiedsgutachter) and the determination of the Laboratory shall be final and binding on the Parties. The Party against which the Laboratory rules shall bear the costs of the Laboratory.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 3.3. Warranties and Claims.

(a) The Vendor warrants that at the time of delivery, the Product shall conform to the Specifications.

(b) Non-Infringement. The Vendor represents and warrants that to the best of its knowledge the Product does not infringe on any valid patent or other proprietary right of any Third Party.

(c) Warranty Disclaimer. The Vendor does not warrant merchantability or fitness of the Product for the use intended by the Purchaser.

(d) THIS WARRANTY IS THE ONLY WARRANTY BY VENDOR WITH RESPECT TO THE PRODUCTS. Vendor’s liability to Purchaser for any claim relating to defect Products shall be limited to (i) replacement or (ii) refund of the purchase price against return of shipped Products, at Purchaser’s option. Any Product claims related to instruments shall be limited to either, as Vendor may elect, (i) the replacement of defect parts, (ii) the replacement of the shipped Products or (iii) refund of the purchase price. Vendor shall not be liable for the replacement of (i) wear and tear parts, (ii) parts which have been contaminated with sample liquids or (iii) parts which are damaged due to mishandling.

(e) Any liability claims related to defect will be time-barred after [**] of the delivery by Vendor.

(f) The Vendor will not be liable for loss of profit or any other indirect or consequential damages to Purchaser, unless these damages were caused by gross negligence, wilful misconduct of Vendor.

(g) Purchaser shall immediately notify Vendor of any claims under any of the foregoing warranties. Purchaser shall also immediately notify Vendor of any likelihood of a claim by a third party under any of the foregoing warranties. No adjustment, settlement or payment of such claim made by Purchaser to a third party, shall be binding on Vendor or obligate Vendor to compensate Purchaser for such adjustment, settlement or payment, unless final authorization thereto was given by Vendor or in case the Purchaser can prove that the claim by a third party is due to the non- conformity of the Product.

Section 3.4. Changes. The Vendor reserves the right to change the Specifications or manufacturing process of the Products or to replace the Products with improved products. The Vendor will notify the Purchaser [**] in writing in advance of any performance-relevant changes or improvements.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 3.5. Right of Inspection. The Vendor shall allow [**] of the facilities associated with the manufacture of the Product as may be requested by Purchaser or Purchaser’s notified body and will use all reasonable efforts to permit and enable the notified body to have access, during normal business hours and with [**] advance notice, to the facilities and records of all agents and subcontractors retained by the Vendor for the purposes of this Agreement.

Notwithstanding the above, Vendor agrees to grant access to Purchaser’s notified body to all of its facilities associated with the manufacture of the Product (including documentation relating to component suppliers and subcontractors) for unannounced audit purposes, as the case may be. In such cases, Vendor shall grant access to Purchaser’s notified body during normal business hours.

Section 3.6. Infringement/Assistance in protecting Intellectual Property. Purchaser shall report to Vendor any infringement of the Trade-Marks, or imitation of the Trade-Marks and/or other Intellectual Property and/or the Products, of which it may become aware of, and shall assist Vendor in protecting its rights in and to the Trade-Marks and/or other Intellectual Property and/or the Products. This shall also apply if the Vendor requires Purchaser’s assistance in protecting its Intellectual Property rights or related interests for any other reasons. Assistance shall include, but not be limited to, the provision of information on sales volumes and marketing actions. Purchaser shall not initiate any protective action with respect to the Trade-Marks and/or other Intellectual Property and/or the Products without Vendor’s prior written authorization.

Section 3.7. Non-Disclosure.

(a) Vendor and Purchaser will not disclose to any third party any confidential information relating to each other’s business or methods of carrying on business or to technology related to the Products. Such confidential information (hereinafter to be referred to as “Information”) shall include, but shall not be limited to, processes, techniques, research, technology, pricing, cost data, know-how, memoranda, suppliers and customers of a party, which the other party knows or hereafter comes to know.

(b) Both Parties agree that its officers and employees will use the Information only for the purpose of conducting the business relationship between the Parties in the context of this Agreement and that the respective officers and employees shall also be obliged to maintain the Information in confidence.

(c) The preceding obligation to maintain the Information in confidence and the limitation upon the right to use the Information shall not apply to the extent that:

(i) the receiving party can establish that the Information disclosed pursuant hereto is already in its possession; or

(ii) the Information is or becomes in the future public knowledge through no fault or omission of receiving party;

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(iii) the Information is lawfully revealed by a third party having the right to disclose it and license its use; or

(iv) the Information is required to be disclosed by the receiving party to comply with applicable laws or governmental regulations, provided that the receiving party shall use reasonable efforts to provide prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

(d) The preceding obligations to maintain in confidence the Information received pursuant hereto shall terminate [**] after termination of this Agreement.

Section 3.8. Recalls.

In the event Purchaser believes a Recall may be necessary with respect to a Product, Purchaser shall immediately notify Vendor in writing within [**]. Vendor may at its sole discretion require Purchaser to take part in a recall, withdrawal, customer notification or correction action with respect to the products sold to Purchaser. In the event a Recall is requested by Vendor required by the directive or order of any governmental authority or court of competent jurisdiction, Purchaser shall strictly follow Vendor’s directions or the recalling authority’s instructions for conducting the Recall and for returning or destroying and certifying destruction of the recalled Products after completion of the Recall and will provide reasonable cooperation and assistance to Vendor in taking all other appropriate actions. If Purchaser declines to conduct such Recall, Vendor shall have the authority to conduct a Recall at Purchaser’s expense beginning immediately after providing notice to Purchaser. Purchaser shall inform Vendor in writing before initiating or conducting any Recall of a Product. In the event of a Recall, Purchaser shall, upon Vendor’s request, contact the Purchaser’s customers of the affected Product, assist in arranging for return shipment of the Product to Vendor, and distribute any required notifications. Vendor’s sole liability relating to a Recall is to replace Product that is recalled with conforming Product and will be responsible for all reasonable expenses incurred by the Purchaser in the Territory that are related to the Recall. Vendor shall be responsible for the expenses of the Recall unless such actions result from Purchaser’s negligence or willful misconduct, in which case the Purchaser shall be responsible for those expenses. For purposes of this Agreement, the expenses of the Recall will be the reasonable direct expenses of notification and return or destruction of the recalled Products, Vendor’s cost to replace or refund the price of the recalled Product and any costs directly associated with distribution of replacement Products. In all cases, the Purchaser shall conduct the Recall in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices and applicable law. Purchaser shall deliver copies of all Recall-related records to Vendor within [**] of Purchaser receiving or preparing them.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 3.9. Duration and notice of Termination. This Agreement shall enter into force at the Effective Date and shall continue for an initial period of three (3) years (“Initial Period”) and shall automatically extend for one additional two (2) years period followed by one (1) year periods, provided that neither party gives written notice of termination to the other at least [**] prior to expiration of the Initial Period or any subsequent period. This Section 3.9 does in no way abrogate the rights of either party to terminate this Agreement earlier under any of its other provisions. Vendor can demand payment in advance for orders which are placed by Purchaser after notice of termination has been given.

Section 3.10. Termination.

(a) Notwithstanding any other provisions of this Agreement, the Parties may terminate this Agreement immediately for cause. Such termination right will be constituted by, but not limited to the following cases:

(i) In the event that the supply of the Product hereunder should directly or indirectly result in the infringement of third party intellectual property rights, the affected Party shall be entitled to terminate this Agreement in its entirety on [**] notice unless the other Party remedies the infringement to the reasonable satisfaction of the terminating party (by canceling the relevant customer contract or otherwise) within such period.

(ii) An attempted assignment of this Agreement by a Party without the written consent of the other Party; or

(iii) The repeated failure of Purchaser to comply with its payment obligations set forth in Section 2.14 above; or

(iv) The repeated failure of Vendor to comply with the Specifications of Product; or

(v) The repeated failure of Vendor to deliver the Products within [**] as described in Section 2.10(d); or

(vi) The direct or indirect acquisition or Control of a Party by any party. “Control” shall mean possession of more than percent (50%) of the shares of voting stock or any other arrangement whereby a third party controls or has the right to control the board of directors or equivalent governing body of the Party; or

(vii) The breach of confidentiality obligations set forth in Section 3.7; or

(viii) The breach of any of the representations, covenants and warranties set forth in Section 4.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

(b) Either party may terminate this Agreement upon [**] notice to the other party in the event of any of the following:

(i) An assignment by the other party for the benefit of creditors; or

(ii) The admitted insolvency of the other party; or

(iii) The institution of voluntary or involuntary proceedings by or against the other party, in bankruptcy, insolvency, suspension of sales or operations, or for appointment of a receiver, or for the winding-up or dissolution or reorganization of the other party; or

(iv) The failure of the other party to perform or observe an obligation imposed by this Agreement, if such party fails to remedy such breach within [**] after it shall have been given written notice thereof.

(v) [**].

(vi) During any notice period pursuant to Section 3.9, irrespective of any payment terms agreed upon in this Agreement, Purchaser shall be able to place any orders of Products only in exchange for pre-payment of the according amounts.

Section 3.11. Non-Waiver. Failure of a party to terminate this Agreement following any breach hereof by the other Party shall not be deemed a waiver of the rights arising from such or any future breach.

Section 3.12. Effect of Termination. Upon termination of this Agreement:

(a) All indebtedness of Purchaser to Vendor will become due and payable, if not already due and payable, at the time of termination.

(b) The rights of each party against the other which may have accrued up to the date of such termination, and the provisions of Sections, 3.3, 3.7, 3.14.5, 4 and 5.2 of this Agreement shall remain in force after the termination of this Agreement.

(c) Neither party shall be liable to the other for damages, indemnities, or any other compensation whatsoever on account of termination for any reason given by this Agreement. This does, however, not preclude both Parties from collecting damages from each other which have been caused by the other party prior to termination.

(d) Purchaser shall return to Vendor all unused promotional or other materials relating to the sale of the Products.

(e) Any compensation claims of the Purchaser in connection with the termination of this Agreement are explicitly excluded.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

ARTICLE 4

PURCHASER REPRESENTATIONS AND WARRANTIES

Section 4.1. Indemnification by the Purchaser. The Purchaser will indemnify, hold harmless and defend (collectively, “Indemnify”) the Vendor, its Affiliates and their respective directors, stockholders, employees and agents (each an “Vendor Indemnitee”) against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including without limitation reasonable attorneys’ fees and witness fees) (“Losses”) resulting from any claim, action or proceeding brought or initiated by a third party (“Third Party Claim”) against Vendor Indemnitees to the extent that such Third Party Claim arises out of the use, marketing, sale or distribution of the Combined Products by the Purchaser, except if such Third Party Claim arises out of the breach of any representation or warranty by the Vendor about the Product, provided, that such indemnity shall only apply to the extent arising from the gross negligence or willful misconduct of any Vendor Indemnitee.

Indemnification by the Vendor. The Vendor will indemnify, hold harmless and defend (collectively, “Indemnify”) the Purchaser, its Affiliates and their respective directors, stockholders, employees and agents (each an “Purchaser Indemnitee”) against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including without limitation reasonable attorneys’ fees and witness fees) (“Losses”) resulting from any claim, action or proceeding brought or initiated by a third party (“Third Party Claim”) against Purchaser Indemnitees if such Third Party Claim arises out of the breach of any representation or warranty by the Purchaser about the Combined Product, provided, that such indemnity shall only apply to the extent arising from the gross negligence or willful misconduct of any Purchaser Indemnitee.

Section 4.2. Compliance with Law. The Parties agree to observe the rules and resolutions published by the United Nations, the US Government and the European Union regarding sanctions against individuals associated with terrorist organizations (in particular to observe the sanction lists published under:

www.un.org/Docs/sc/committees/1267/1267ListEng.htm; http://www.bis.doc.gov; and

http://ec.europa.eu/external_relations/cfsp/sanctions/consol-list_en.htm

Section 4.3. Compliance with Anti-Corruption Law.

Purchaser represents, covenants and warrants to Vendor that:

(a) Neither Purchaser nor any of its officers, directors, employees, agents or other representatives has performed or will perform any of the following acts in connection with this Agreement, any sale made or to be made hereunder, any compensation paid or to be paid hereunder, or any other transactions involving the

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

business interests of Vendor: pay, offer or promise to pay, or authorize the payment of, any money, or give or promise to give, or authorize the giving of, any services or anything else of value, either directly or through a third party, to any Public Official for the purpose of (i) influencing any act or decision of that person in his official capacity, including a decision to fail to perform his official functions with such governmental agency or instrumentality or such public international organization or such political party, (ii) inducing such person to use his influence with such governmental agency or instrumentality or such public international organization or such political party to affect or influence any act or decision thereof or (iii) securing any improper advantage.

(b) Purchaser will promptly respond to requests by Vendor, or its authorized representatives, to provide additional information and/or complete additional training, as may be requested by Vendor from time to time.

(c) Neither Party nor any of its officers, directors, employees, agents or other representatives are currently a Public Official.

(d) Neither Party nor any of its officers, directors, employees, agents or other representatives Purchaser are currently associated with or owned by a Public Official.

(e) Neither Party nor any of its officers, directors, employees, agents or other representatives is, or has been, debarred, suspended or otherwise prohibited from transacting business with a government institution or been convicted of any crime involving fraud, conflict of interest, bribery or gratuity violations.

(f) The Parties have implemented effective disclosure procedures, controls and accounting systems to ensure compliance with applicable anti-corruptions laws, including, but not limited to, the FCPA.

(g) A Party will immediately notify the other Party of any changes to the foregoing or if it becomes aware of potential behaviour that violates any applicable law, including the FCPA.

ARTICLE 5

MISCELLANEOUS

Section 5.1. Notices. All notices shall be in writing addressed as follows, or to such other address as may be designated from time to time:

If to Vendor:	QIAGEN GmbH
[**]

With a copy to:	Legal Department

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

If to the Purchaser:	Sophia Genetics SA
Rue du Centre 172
CH-1025 Saint-Sulpice
[**]
[**]

With a copy to:	Legal Team

Section 5.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Switzerland, without giving effect to the laws of conflict. The Convention on the International Sale of Goods shall not be applicable. The place of jurisdiction shall be Geneva, Switzerland.

Section 5.3. Entire Agreement. The terms and provisions contained in this Agreement constitute the entire agreement between the Parties and supersede all previous communications, representations, agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof, and no agreement or understanding varying or extending this Agreement shall be binding upon either party unless in a writing wherein this Agreement is specifically referred to, and signed by the duly authorized representatives of the respective Parties.

Section 5.4. Headings. The headings of the articles in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 5.5. Severability. Should any part of this Agreement for any reason be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect. In such case, the Parties agree that they will, in good faith, negotiate with one another to replace such invalid provision with a valid provision, as similar as possible to that which has been held to be invalid.

Both Parties are willing to adapt this Agreement to EC anti-trust law requirements. Therefore, Section 5.5 set forth above shall in particular apply if an adaptation is necessary due to changes in EC anti-trust law or in case of a change of the relevant market shares.

Section 5.6. Amendments. Any amendments, modifications or changes to this Agreement, including this clause, must be made in writing.

Section 5.7. Prevailing Language. This Agreement has been drawn up in the English Language. Each party may prepare a translation into its own native language. However, in case of inconsistencies between the English text and any of its translation, the English text will prevail.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Section 5.8. Disputes.

(a) Duty to negotiate. The Parties will use their best efforts to amicably resolve any disputes between them arising out of or in connection with this Agreement, including disputes about its validity in whole or in part, by good faith negotiations.

(b) Arbitration. If the Parties shall fail to reach an amicable settlement such disputes shall, to the exclusion of the regular courts, be decided by an arbitration tribunal. This tribunal shall be constituted and proceed according to [**], as administered by [**]. These rules shall also govern the enforcement of any award, the compensation of the arbitrators, and any other matter connected with such arbitration proceeding.

Section 5.9. Force Majeure. If the performance of any obligation under this Agreement, other than payment obligations, is prevented or impaired for any cause beyond the reasonable control of the defaulting party, as governmental orders and requirements, labor or material shortages, strikes, riots, fire, flood, war and other acts of God, such party shall be excused from performance as long as such cause continues to prevent or impair performance, provided that the party claiming such excuse shall promptly notify the other party of the existence of such cause and shall at all times use its best efforts to resume and complete the performance.

Section 5.10. Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other Party, provided that Vendor may assign or otherwise transfer this Agreement and its rights hereunder in part or in total to an Affiliate or in connection with the merger or joint venture of Vendor or a sale or other transfer of Vendor’s entire business or that part of Vendors’ business to which this Agreement relates, provided, in all such cases, that any such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement or is so bound by operation of law.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in two copies each of which shall be considered an original.

QIAGEN GmbH			Sophia Genetics SA

By:	/s/ Jakob Soroko		By:	/s/ Damien Lapray
	Name:	Jakob Soroko		Name:	Damien Lapray
	Title:	Director, Legal Affairs EMEA		Title:	CCO

By:	/s/ [ILLEGIBLE]		By:	/s/ Marylin Mermod
	Name:	[ILLEGIBLE]		Name:	Marylin Mermod
	Title:	[ILLEGIBLE]		Title:	COO

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE A

LIST OF PRODUCTS

The term “Products” (or “Product”) shall mean the following goods:

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE B

PRICE OF PRODUCTS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE C

KIT CONTENT

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE D

SPECIFICATIONS

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE E

SHIPMENT PRICES

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS

SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.